UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): November 11, 2013

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) - Resignation of Michael S. Wyzga as President, Chief Executive Officer and Director

On November 11, 2013 (the “Resignation Date”), Michael S. Wyzga resigned as the President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of Radius Health, Inc. (the “Company”) and entered into a Separation and Release Agreement (the “Wyzga Separation Agreement”) with the Company.  In connection with such resignation, Mr. Wyzga also entered into a letter agreement (the “Advisory Letter”) with the Company pursuant to which Mr. Wyzga agreed to provide transition advisory services to the Company for up to six months after the Resignation Date (the “Advisory Period”).

Pursuant to the Wyzga Separation Agreement, Mr. Wyzga agreed to a general release of claims and the Company agreed to provide the severance payments contemplated by the terms of the employment letter agreement entered into between the Company and Mr. Wyzga on December 1, 2011, which include payments totaling $500,000 (an amount equal to Mr. Wyzga’s annual base salary as of the Resignation Date) to be made over the 12-month period following the Resignation Date in accordance with the Company’s normal payroll procedures, and payment of continued medical care premiums necessary for Mr. Wyzga to continue to participate in the Company’s group medical plan during such 12-month period.  In addition, Mr. Wyzga is eligible to receive his full calendar year 2013 discretionary cash performance bonus under the Company’s bonus plan or program applicable to senior executives based on a target bonus amount equal to 50% of Mr. Wyzga’s annualized base salary, with the actual amount of any such bonus being determined on the basis of the attainment of Company performance metrics and/or individual performance objectives, in each case, as established and approved by the Board in its sole discretion.  Pursuant to the Advisory Letter, the stock option held by Mr. Wyzga to purchase shares of the Company’s common stock will continue to vest while Mr. Wyzga provides services to the Company during the Advisory Period and will remain exercisable for three months following expiration of the Advisory Period.

The foregoing description is qualified in its entirety by reference to the Wyzga Separation Agreement and the Advisory Letter, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Resignation of Michael Franken as Chief Business Officer

On November 12, 2013, Michael Franken entered into a Separation and Release Agreement (the “Franken Separation Agreement”) with the Company in connection with his resignation, effective as of the Resignation Date, as the Senior Vice President, Chief Business Officer of the Company.  Pursuant to the Separation Agreement, Mr. Franken agreed to a general release of claims and the Company agreed to provide the severance payments contemplated by the terms of the employment letter agreement entered into between the Company and Mr. Franken on March 23, 2012, which include payments totaling $206,250 (an amount equal to 75% of Mr. Franken’s annual base salary as of the Resignation Date) to be made over the nine-month period following the Resignation Date in accordance with the Company’s normal payroll procedures, and payment of continued medical care premiums necessary for Mr. Franken to continue to participate in the Company’s group medical plan during such nine-month period.  In addition, Mr. Franken is eligible to receive a prorated calendar year 2013 discretionary cash performance bonus under the Company’s bonus plan or program applicable to senior executives based on a target bonus amount equal to 30% of Mr. Franken’s annualized base salary, if the Board determines to award Mr. Franken an annual bonus for the 2013 calendar year.

The foregoing description is qualified in its entirety by reference to the Franken Separation Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

(c) and (d) - Appointment of Andrew J. Fromkin as Director, President and Chief Executive Officer

The Board appointed Andrew J. Fromkin, age 47, to the Board and as the Company’s President and Chief Executive Officer, effective November 12, 2013.

Prior to his appointment with the Company, Mr. Fromkin served as an independent consultant since September 2012 and as the President and Chief Executive Officer, and a member of the Board of Directors, of Clinical Data, Inc., a biotechnology company, from May 2006 until its acquisition by Forest Laboratories, Inc. in April 2011.  The Company believes Mr. Fromkin’s qualifications to sit on its Board include his new role with the Company and his extensive operational knowledge of, and executive level management experience in, the healthcare industry.

There are no family relationships between Mr. Fromkin and any executive officers, directors, or other employees of the Company. Mr. Fromkin has no material interests in any transactions or proposed transactions with the Company.

Pursuant to an Executive Employment Agreement (the “Fromkin Employment Agreement”) between the Company and Mr. Fromkin, dated November 12, 2013, Mr. Fromkin will serve as the Company’s President and Chief Executive Officer and as a member of the Board effective as of such date.

The Fromkin Employment Agreement provides for an initial base salary of $500,000 and the opportunity for Mr. Fromkin to earn an annual cash incentive award based on performance with a target value equal to 50% of Mr. Fromkin’s annual base salary. In addition, Mr. Fromkin will be eligible to have a one-time discretionary multiplier of up to 200% applied to his annual bonus, as determined by the Board, in the first year in which the Company consummates a qualified initial public offering or a strategic partnership, collaboration or licensing transaction relating to BA058 that the Board determines in its discretion constitutes a significant transaction (a “Significant Transaction”).  Further, the Company will reimburse Mr. Fromkin for (i) the reasonable, documented expenses he incurs for travel between his home in New Jersey and the Company’s office in Cambridge, Massachusetts and (ii) the reasonable, documented living expenses he incurs in connection with his lodging in the Cambridge, Massachusetts area, including an additional cash payment, if the reimbursement of any travel or lodging expenses incurred Mr. Fromkin is determined to be taxable as ordinary income to him, in an amount which is sufficient to satisfy the amount of the taxes incurred by Mr. Fromkin as a result of such reimbursement and payment.

The Fromkin Employment Agreement entitles Mr. Fromkin to the award of an option to purchase up to 2,427,133 shares of the Company’s common stock at a price per share equal to the fair market value of the Company’s common stock on the date of grant.  The option will be unvested as of the date of grant and will be eligible to vest as to 25% of the underlying shares on November 12, 2014 and in substantially equal monthly installments over the following three years.  The vesting of such option will accelerate as to (i) 25% of the underlying shares upon the Company’s consummation of a qualified initial public offering during the first year of Mr. Fromkin’s employment, (ii) 25% of the then unvested underlying shares if the Company files a New Drug Application with the Food and Drug Administration (the “FDA”) for its compound BA058 and the FDA accepts such application during Mr. Fromkin’s term of employment and (iii) 25% of the then unvested underlying shares if the Company obtains FDA approval for BA058 during Mr. Fromkin’s term of employment.  In addition, if there is a change of control of the Company during the term of his employment, then 50% of all then unvested shares subject to Mr. Fromkin’s option will become fully vested.  If such option is not assumed by the acquiring entity in a change of control, the option will vest in full or, in the Company’s discretion and if it will not result in adverse tax consequences, the unvested portion of such option may be converted into the right to receive cash at the time the option would have otherwise vested in an amount equal to the excess of the consideration per share paid in such change of control transaction over the exercise price per share of the option multiplied by the number of unvested shares subject to the option at the time of the change of control.

If Mr. Fromkin’s employment is terminated by the Company without cause or due to Mr. Fromkin’s resignation for good reason, then, subject to his executing a general release of claims, Mr. Fromkin will be entitled to receive (i) base salary continuation payments for 12 months, (ii) payment of, or reimbursement for, continued group health plan premiums for 12 months, (iii) any unpaid annual bonus that the Board has determined to award him for performance in the prior calendar year, (iv) a pro-rated portion of his annual bonus for the year in which his termination occurs, based upon actual performance as determined by the Board or based on target bonus if the termination occurs before the applicable performance goals for the year of termination are established, and (v) accelerated vesting of 35% of any unvested shares subject to his stock option will accelerate and Mr. Fromkin will have up to nine months following the termination of his employment to exercise such option, provided that the 35% acceleration will be reduced by any accelerated vesting that has occurred during the same year as a result of the attainment of the aforementioned performance goals.  If Mr. Fromkin’s employment is terminated without cause or due to Mr. Fromkin’s resignation for good reason within 12 months following a change in control of the Company, then subject to his executing a general release of claims, Mr. Fromkin will be entitled to receive the severance benefits described in clauses (i) through (iii) (but, with respect to the benefits described in clauses (i) and (ii) above, for a period of 18 months rather than 12 months), an amount equal to his target bonus and accelerated vesting of all shares subject to his stock option.

During his employment and for 12 months thereafter, Mr. Fromkin has agreed to be subject to restrictions limiting his competing with the Company, including by soliciting its customers or hiring or soliciting its employees.  Mr. Fromkin has also agreed not to disclose the Company’s confidential information and to assign certain inventions to the Company.

The foregoing description is qualified in its entirety by reference to the Fromkin Employment Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Appointment of Michael A. Metzger as Chief Business Officer

On November 12, 2013, the Company entered into an Executive Employment Agreement (the “Metzger Employment Agreement”) with Michael A. Metzger, age 42, which agreement will become effective on the date Mr. Metzger commences employment with the Company on or prior to November 25, 2013 (the “Commencement Date”).  The Board has appointed Mr. Metzger as the Company’s Executive Vice President, Chief Business Officer, effective upon the commencement of this employment with the Company.

Mr. Metzger has served as the Executive Vice President and Chief Operating Officer of Mersana Therapeutics, Inc., a biotechnology company, since April 2011 and as Senior Director Business Development of Forest Laboratories, Inc., a pharmaceutical company, from September 2006 to March 2011. Mr. Metzger has served as a director of Response Genetics, Inc. (Nasdaq: RGDX), an oncology molecular diagnostics company, since November, 2010.

There are no family relationships between Mr. Metzger and any executive officers, directors, or other employees of the Company. Mr. Metzger has no material interests in any transactions or proposed transactions with the Company.

The Metzger Employment Agreement provides for an initial base salary of $355,000 and the opportunity for Mr. Metzger to earn an annual cash incentive award based on performance with a target value equal to 40% of Mr. Metzger’s annual base salary.  In addition, Mr. Metzger will be eligible to have a one-time discretionary multiplier of up to 200% applied to his annual bonus, as determined by the Board, in the first year in which the Company consummates a qualified initial public offering or a Significant Transaction.  Mr. Metzger is also entitled to receive a one-time sign-on bonus of $140,000 in cash (the “Sign-on Bonus”), $80,000 of which is payable within 15 days following his start date and the remaining $60,000 of which is payable within 15 days following the earliest to occur of (i) the consummation of an initial public offering of the Company’s securities, (ii) the first anniversary of his start date and (iii) such earlier date as the Board determines in its discretion. Mr. Metzger has agreed to reimburse the Company an amount equal to $60,000 of the Sign-on Bonus if the Company terminates his employment for cause or he resigns without good reason during the 12-month period following his start date.  Further, the Company will reimburse Mr. Metzger for (i) the reasonable, documented expenses he incurs for travel between his home in New York and the Company’s office in Cambridge, Massachusetts and (ii) the reasonable, documented living expenses he incurs in connection with his lodging in the Cambridge, Massachusetts area, including an additional cash payment, if the reimbursement of any travel or lodging expenses incurred Mr. Metzger is determined to be taxable as ordinary income to him, in an amount which is sufficient to satisfy the amount of the taxes incurred by Mr. Metzger as a result of such reimbursement and payment.

The Metzger Employment Agreement entitles Mr. Metzger to the award of an option to purchase up to 674,204 shares of the Company’s common stock at a price per share equal to the fair market value of the Company’s common stock on the date of grant.  The option will be unvested as of the date of grant and will be eligible to vest as to 25% of the underlying shares on the first anniversary of the date of the commencement of Mr. Metzger’s employment with the Company and in substantially equal monthly installments over the following three years thereafter.  The vesting of such option will accelerate as to (i) 25% of the underlying shares upon the Company’s consummation of a qualified initial public offering during the first year of Mr. Metzger’s employment, (ii) 25% of the then unvested shares if the Company files a New Drug Application with the FDA for BA058 and the FDA accepts such application during Mr. Metzger’s term of employment and (iii) 25% of the then unvested shares if the Company obtains FDA approval for BA058 during Mr. Metzger’s term of employment.  In addition, if there is a change of control of the Company during the term of his employment, then 50% of all then outstanding unvested shares subject to Mr. Metzger’s option will become fully vested.  In addition, if such option is not assumed by the acquiring entity in a change of control, the option will vest in full or, in the Company’s discretion and if it will not result in adverse tax consequences, the unvested portion of such option may be converted into the right to receive cash at the time the option would have otherwise vested in an amount equal to the excess of the consideration per share paid in such change of control transaction over the exercise price per share of the option multiplied by the number of unvested shares subject to the option at the time of the change of control.

If Mr. Metzger’s employment is terminated by the Company without cause or due to Mr. Metzger’s resignation for good reason, then, subject to his executing a general release of claims, Mr. Metzger will be entitled to receive (i) base salary continuation payments for 12 months, (ii) payment of, or reimbursement for, continued medical care premiums for 12 months, (iii) any unpaid annual bonus that the Board has determined to award him for performance in the prior calendar year, (iv) a pro-rated portion of his annual bonus for the year in which his termination occurs, based upon actual performance as determined by the Board or based on target bonus if the termination occurs before the applicable performance goals for the year of termination are established and (v) accelerated vesting of 25% of any unvested shares subject to his stock option will accelerate, provided that the 25% acceleration will be reduced by any accelerated vesting that has occurred during the same year as a result of the attainment of the aforementioned performance goals.  If Mr. Metzger’s employment is terminated without cause or due to Mr. Metzger’s resignation for good reason within 12 months following a change in control of the Company, then subject to his executing a general release of claims, Mr. Metzger will be entitled to receive the severance benefits described in clauses (i) through (iii) above, an amount equal to his target bonus and accelerated vesting of all shares subject to his stock option will become fully vested.

During his employment and for 12 months thereafter, Mr. Metzger has agreed to be subject to restrictions limiting his competing with the Company, including by soliciting its customers or hiring or soliciting its employees.  Mr. Metzger has also agreed not to disclose the Company’s confidential information and to assign certain inventions to the Company.

The foregoing description is qualified in its entirety by reference to the Metzger Employment Agreement, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

(e)          Material Compensatory Agreements

On November 14, 2013, the Board adopted an amendment to the Company’s 2011 Equity Incentive Plan (the “Plan”) to increase the maximum number of shares of the Company’s common stock that may be issued pursuant to or subject to outstanding awards under the Plan from 5,002,953 to 7,354,290.

Reference is made to descriptions of the Wyzga Separation Agreement, the Franken Separation Agreement, the Fromkin Employment Agreement and the Metzger Employment Agreement in this Item 5.02 above.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2013

Radius Health, Inc.

	By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Separation and Release Agreement, dated as of November 11, 2013, by and between the Company and Michael S. Wyzga.

10.2	Letter Agreement, dated as of November 11, 2013, by and between the Company and Michael S. Wyzga.

10.3	Separation and Release Agreement, dated as of November 11, 2013, by and between the Company and Michael Franken.

10.4	Executive Employment Agreement, dated as of November 12, 2013, by and between the Company and Andrew J. Fromkin.

10.5	Executive Employment Agreement, dated as of November 12, 2013, by and between the Company and Michael A. Metzger.